EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common Stock, $1.00 par value, of Lawson Products, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of December 1, 2015.

LKCM Private Discipline Master Fund, SPC

By:	LKCM Private Discipline Management, L.P., sole holder of its management shares

By:	LKCM Alternative Management, LLC, its general partner

By:	/s/ J. Bryan King
J. Bryan King, President

PDLP Lawson, LLC

By:	/s/ J. Bryan King
J. Bryan King, President

LKCM Investment Partnership, L.P.

By:	LKCM Investment Partnership GP, LLC, its general partner

By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

LKCM Micro-Cap Partnership, L.P.

By:	LKCM Micro-Cap Management, L.P., its general partner

By:	LKCM Alternative Management, LLC, its general partner

By:	/s/ J. Bryan King
J. Bryan King, President

LKCM Core Discipline, L.P.

By:	LKCM Core Discipline Management, L.P., its general partner

By:	LKCM Alternative Management, LLC, its general partner

By:	/s/ J. Bryan King
J. Bryan King, President

Luther King Capital Management Corporation

By:	/s/ J. Bryan King
J. Bryan King, Principal and Vice President

/s/ J. Bryan King
J. Bryan King

/s/ J. Luther King, Jr.
J. Luther King, Jr.